Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-260666, Form S-8 No. 333-250852 and Form S-1 No. 333-270512 of Amesite Inc. of our report dated October 6, 2023, relating to the financial statements which appears in this Form 10-K for the year ended June 30, 2023.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

October 6, 2023

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone:972-239-1660 ⁄ Facsimile: 972-239-1665 Toll Free: 877-853-4195 Web site: turnerstone.com